EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to incorporation by reference in the Registration Statement (Form S-8 Nos. 333-20905, 333-20907, 333-32201, 333-32203, 333-40065, 333-63895, 333-72237, 333-91493, 333-50030, 333-101961, 333-106124 and 333-106572) pertaining to various employee benefit plan filings and in the Registration Statements (Form S-3 Nos. 333-72643, 333-88794, 333-103347, 333-123486 and 333-126547) of AmerUs Group Co. and in the related Prospectuses of our reports dated February 17, 2006 with respect to the consolidated financial statements and schedules of AmerUs Group Co., AmerUs Group Co. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of AmerUs Group Co., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
                                                                    /s/ Ernst & Young LLP
Des Moines, Iowa
March 10, 2006